Exhibit 10.5

LOAN AGREEMENT

between

HINES GLOBAL REIT II 891 CORONADO LLC

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

Entered into as of January 29, 2016

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7.4	NO VIOLATION	13
7.5	COMPLIANCE WITH LAWS; USE	13
7.6	LITIGATION	13
7.7	FINANCIAL CONDITION	13
7.8	NO MATERIAL ADVERSE CHANGE	13
7.9	ACCURACY	13
7.10	AMERICANS WITH DISABILITIES ACT COMPLIANCE	14
7.11	TAX LIABILITY	14
7.12	BUSINESS LOAN	14
7.13	SURVIVAL OF REPRESENTATIONS AND WARRANTIES	14
7.14	FULL FORCE AND EFFECT	14

ARTICLE 8 REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING SPECIAL PURPOSE ENTITY STATUS		14
8.1	REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING SPECIAL PURPOSE ENTITY STATUS	14

ARTICLE 9 HAZARDOUS MATERIALS		15
9.1	SPECIAL REPRESENTATIONS AND WARRANTIES	15
9.2	HAZARDOUS MATERIALS COVENANTS	16
9.3	INSPECTION BY LENDER	17
9.4	HAZARDOUS MATERIALS INDEMNITY	17
9.5	LEGAL EFFECT	18

ARTICLE 10 COVENANTS OF BORROWER		18
10.1	EXPENSES	18
10.2	ERISA COMPLIANCE	18
10.3	INCOME TO BE APPLIED TO DEBT SERVICE	19
10.4	MERGER, CONSOLIDATION AND TRANSFER OF ASSETS	19
10.5	CHANGE IN STRUCTURE OR MANAGEMENT; SINGLE-ASSET ENTITY	19
10.6	ADDITIONAL DEBT AND SEPARATE GUARANTY	19
10.7	MANAGEMENT OF PROPERTY	19
10.8	UPDATED APPRAISAL	19
10.9	SUBDIVISION MAPS	20
10.10	FURTHER ASSURANCES	20
10.11	ASSIGNMENT	20
10.12	BROKERS	20
10.13	DERIVATIVE DOCUMENTS	21
10.14	EXISTENCE	21
10.15	TAXES AND OTHER LIABILITIES	21
10.16	NOTICE	21
10.17	DEBT SERVICE COVERAGE RATIO TEST	21
10.18	PATRIOT ACT	21

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ARTICLE 11 FINANCIAL STATEMENTS		21
11.1	BORROWER FINANCIAL STATEMENTS	21
11.2	BOOKS AND RECORDS	22
11.3	RENT ROLL	22
11.4	OPERATING STATEMENTS FOR PROPERTY AND IMPROVEMENTS	22
11.5	OTHER INFORMATION	22
11.6	FORM; WARRANTY	22

ARTICLE 12 DEFAULTS AND REMEDIES		22
12.1	DEFAULT	23
12.2	ACCELERATION UPON DEFAULT; REMEDIES	24
12.3	ACCELERATION UPON LOSS OF SECURITY	24
12.4	DISBURSEMENTS TO THIRD PARTIES	24
12.5	SET OFF	24
12.6	RIGHTS CUMULATIVE; NO WAIVER	24

ARTICLE 13 DUE ON SALE/ENCUMBRANCE		25
13.1	PROPERTY TRANSFERS	25
13.2	EQUITY TRANSFERS	25
13.3	CERTIFICATES OF OWNERSHIP	26

ARTICLE 14 MISCELLANEOUS PROVISIONS		26
14.1	INDEMNITY	26
14.2	NOTICES	26
14.3	RELATIONSHIP OF PARTIES	27
14.4	ATTORNEYS' FEES AND EXPENSES; ENFORCEMENT	27
14.5	NO WAIVER	28
14.6	IMMEDIATELY AVAILABLE FUNDS	28
14.7	LOAN SALES AND PARTICIPATION; DISCLOSURE OF INFORMATION	28
14.8	CAPITAL ADEQUACY	28
14.9	WAIVER OF RIGHT TO TRIAL BY JURY	29
14.10	SEVERABILITY	29
14.11	HEIRS, SUCCESSORS AND ASSIGNS	29
14.12	ATTORNEY-IN-FACT	29
14.13	TAX SERVICE	29
14.14	TIME	29
14.15	GOVERNING LAW AND CONSENT TO JURISDICTION	30
14.16	USA PATRIOT ACT NOTICE; COMPLIANCE	30
14.17	JOINT AND SEVERAL LIABILITY	30
14.18	FORM OF DOCUMENTS	30
14.19	NO THIRD PARTIES BENEFITED	30
14.20	ACTIONS	30

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14.21	LENDER'S CONSENT	30
14.22	HEADINGS	30
14.23	ELECTRONIC TRANSMISSION OF DATA	30
14.24	COUNTERPARTS	31
14.25	POWERS OF ATTORNEY	31
14.26	RIGHT OF CONTEST	31
14.27	DELAY OUTSIDE LENDER'S CONTROL	31
14.28	DEFINED TERMS	31
14.29	RULES OF CONSTRUCTION	31
14.30	USE OF SINGULAR AND PLURAL; GENDER	32
14.31	EXHIBITS, SCHEDULES AND RIDERS	32
14.32	INCONSISTENCIES	32
14.33	ADVERTISING	32
14.34	INTEGRATION; INTERPRETATION	32
14.35	INTEREST PROVISIONS	32
14.36	WAIVER OF CONSUMER RIGHTS	33

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EXHIBITS:

EXHIBIT A - DESCRIPTION OF PROPERTY
EXHIBIT B - DOCUMENTS
EXHIBIT C - OPTION TO EXTEND REQUEST LETTER FROM BORROWER
EXHIBIT D - ENVIRONMENTAL REPORTS
EXHIBIT E - TRANSFER AUTHORIZER DESIGNATION

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LOAN AGREEMENT

THIS LOAN AGREEMENT (this "Agreement") is entered into as of January 29, 2016 (the "Effective Date") by and between HINES GLOBAL REIT II 891 CORONADO LLC, a Delaware limited liability company ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("Lender").

R E C I T A L S

Borrower owns certain real property described in Exhibit A hereto and all improvements now or hereafter existing thereon ("Property").
NOW, THEREFORE, Borrower and Lender agree as follows:
ARTICLE 1 DEFINITIONS

1.1
DEFINED TERMS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

"ADA" - means the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et seq., as now or hereafter amended or modified.
"Affiliate" - means, as to any person or entity, any other person or entity that, directly or indirectly, is in Control of, is Controlled by or is under common ownership or Control with such person or entity, or is a director or officer of such person or entity, or of an Affiliate of such person or entity.
"Agreement" - shall have the meaning ascribed to such term in the preamble hereto, as same may be amended from time to time as herein provided.
"Annual Debt Service" - means, as of any date of determination, annual debt service on a loan with a principal amount equal to the sum of the unpaid principal amount of the Loan, assuming (a) a fixed rate of interest per annum equal to 7.00% per annum, or (b) a fixed rate of interest per annum equal to the greater of (i) the annual yield to maturity as of such date of determination of a ten (10) year United States Treasury Note in the amount of such loan plus 2.00% per annum or (ii) the One-Month LIBO Rate (as defined in the Note) on the date of determination and amortization of such loan in equal annual payments of principal and interest over a period of thirty (30) years, whichever of (a) or (b) is the greater amount.
"Bankruptcy Code" - means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.
"Borrower" - shall have the meaning ascribed to such term in the preamble hereto.
"Borrower's Funds" - means all funds of Borrower deposited with Lender pursuant to the terms and conditions of this Agreement.
"Business Day" - means any day, except a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close. Unless specifically referenced in this Agreement as a Business Day, all references to "days" shall be to calendar days.

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"Charges" - shall have the meaning ascribed to such term in that certain Section hereof entitled Interest Provisions.
"Collateral" - shall have the meaning ascribed to such term in the Security Instrument.
"Company Agreement" - means that certain Limited Liability Company Agreement dated July 7, 2015, as amended from time to time as therein provided.
"Control" - means the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.
"Debt Service Coverage Ratio" - means, as of any determination date, the ratio of NOI as of such determination date to Annual Debt Service as of such determination date.
"Default" - shall have the meaning ascribed to such term in that certain Section entitled Default.
"Due Date" - shall have the meaning ascribed to such term in the Note.
"Effective Date" - shall have the meaning ascribed to such term in the preamble hereto.
"Embargoed Person" - means any person, entity or country which is a sanctioned person, entity or country under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder (including regulations administered by the Office of Foreign Assets Control ("OFAC") of the U.S. Department of the Treasury and the Specially Designated Nationals List maintained by OFAC) with the result that the investment in Borrower and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by, or the Loan made by Lender is in violation of, any applicable federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting Borrower or any property (real or personal) securing the Loan, or any part thereof, whether now or hereafter enacted and in force.
"Extended Maturity Date" - means one (1) year after the Original Maturity Date.
"FATCA" - means Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreement entered into pursuant to Section 1471(a)(1) of the Internal Revenue Code of 1986, as amended.
"GAAP" - means such accounting practice as is regularly used by the accountants regularly retained by Borrower and reasonably acceptable to Lender, so long as (i) such practice fairly presents the financial condition of Borrower in all material respects and (ii) generally accepted accounting principles (using a modified cash basis) are employed and consistently applied.
"Gross Operating Income" - means the sum of any and all amounts, payments, fees, rentals, additional rentals, expense reimbursements (including, without limitation, all reimbursements by tenants, lessees, licensees and other users of the Property and Improvements) discounts or credits to Borrower, income, interest, and other monies directly or indirectly received by or on behalf of or credited to Borrower from any person with respect

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to Borrower's ownership, use, development, operation, leasing, franchising, marketing or licensing of the Property and Improvements, excluding insurance proceeds and condemnation proceeds (other than loss of rent proceeds). Gross Operating Income shall be computed on a cash basis and shall include for each quarterly statement required to be delivered to Lender hereunder all amounts actually received in such quarter whether or not such amounts are attributable to a charge arising in such quarter.
"Guarantor" - means Hines Global REIT II, Inc., a Maryland corporation, and any other person or entity who, or which, in any manner, is or becomes obligated to Lender under any guaranty now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).
"Guaranty" - means that certain Guaranty Agreement of even date herewith executed and delivered by Guarantor to Lender.
"Hazardous Materials" - shall have the meaning ascribed to such term in that certain Article hereof entitled Hazardous Materials.
"Hazardous Materials Claims" - shall have the meaning ascribed to such term in that certain Article hereof entitled Hazardous Materials.
"Hazardous Materials Laws" - shall have the meaning ascribed to such term in that certain Article hereof entitled Hazardous Materials.
"HILP" - means Hines Interests Limited Partnership, a Delaware limited partnership, or any successor to all or substantially all of the assets of such entity.
"Hines Affiliate" - means HILP and any partnership, limited liability company, corporation, trust or other entity as to which (a) twenty percent (20%) or more of the beneficial interests are held, directly (including interests held through trusts) or indirectly, by HILP, any member of the Hines Family and/or any current or former employees of HILP, and (b) Control resides in HILP, Jeffrey C. Hines and/or Gerald D. Hines, or in the event of the death or disability of Jeffrey C. Hines and/or Gerald D. Hines, the estate of either or both of them.
"Hines Family" - means Jeffrey C. Hines and/or Gerald D. Hines, their parents, brothers, sisters and children or grandchildren (including natural and adopted children or grandchildren) as well as spouses of any of the foregoing, as well as any trusts for the benefit of the foregoing.
"Impounds" - shall have the meaning ascribed to such term in Section 5.3.
"Improvements" - means the improvements now or hereafter made to the Property.
"Indemnitees" - means Lender, Lender's parents, subsidiaries and affiliates, any holder of or Participant in the Loan and all directors, officers, employees, agents, successors and assigns of any of the foregoing.
"Initial Appraisal" - means that certain appraisal prepared by Cushman & Wakefield of Nevada, Inc. and dated as of December 22, 2015.
"Insurance Impound" - shall have the meaning ascribed to such term in that certain Section hereof entitled Insurance Impound.

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"Insurance Impound Account" - means a subaccount of the Restricted Account established and maintained by Lender into which the Insurance Impound is to be deposited.
"Insurance Premiums" - shall have the meaning ascribed to such term in that certain Section hereof entitled Insurance Impound.
"Lease" and "Leases" - mean any and all present and future leases of the Property or any portion thereof, all licenses and agreements relating to the management, leasing or operation of the Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Property or any portion thereof.
"Lender" - shall have the meaning ascribed to such term in the preamble hereto.
"Lien" - means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights-of-way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a "true" lessor pursuant to Section 9-505 (or a successor section) of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.
"Loan" - means the principal sum that Lender agrees to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement: Thirty-Four Million Three Hundred Thousand and No/100 Dollars ($34,300,000.00).
"Loan Documents" - means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents.
"Maturity Date" - means January 29, 2020, and if extended pursuant to this Agreement, the Extended Maturity Date.
"Maximum Lawful Rate" - shall have the meaning ascribed to such term in that certain Section hereof entitled Interest Provisions.
"NOI" - means the net operating income generated by the Property as determined by Lender in accordance with GAAP (except as provided below) based on the three-month period immediately preceding the determination date (the "Applicable Quarter") and annualized, without taking into account depreciation, amortization or other non-cash items, and assuming equal monthly annualized payments of taxes and insurance based on actual taxes and insurance. For purposes of determining NOI, (i) the operating expenses of the Property shall be the operating expenses actually incurred (excluding debt service), without duplication for matters for which reserves are made; (ii) operating expenses shall not include capital expenditures, tenant improvements costs, leasing commissions or capital expenditure reserve payments; (iii) the amount of reserves for the Property (not including leasing costs and actual capital expenditures) shall be the greater of (x) $200.00 per unit per year or (y) the annual reserves used in the most recent appraisal of the Property accepted by Lender (the "Current Appraisal"); (iv) any extraordinary operating expenses shall be excluded; (v) income shall be the actual cash operating income received from the Property (being rental income under leases plus ancillary income), but excluding tenant security and

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other deposits (except to the extent the tenant has forfeited its rights to return thereof); and (vi) the property management fee shall be the greatest of (x) the actual property management fee paid for the Applicable Quarter, (y) the property management fee used in the Current Appraisal, and (z) three percent (3%) of gross revenues for the Applicable Quarter.
"Note" - means that certain promissory note of even date herewith, in the original principal amount of the Loan, executed by Borrower and payable to the order of Lender, as hereafter amended, supplemented, replaced or modified.
"Option to Extend" - means Borrower's option, subject to the terms and conditions of that certain Section hereof entitled Option to Extend, to extend the term of the Loan from the Maturity Date to the Extended Maturity Date.
"Original Maturity Date" - means January 29, 2020.
"Other Related Documents" - means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Other Related Documents.
"Participant" - shall have the meaning ascribed to such term in that certain Section entitled Loan Sales and Participation; Disclosure of Information.
"Permitted Operating Expenses" - means the following expenses: (i) taxes and assessments imposed upon the Property and Improvements to the extent that such taxes and assessments are required to be paid by Borrower and are actually paid or reserved for by Borrower; (ii) bond assessments; (iii) insurance premiums for casualty insurance (including, without limitation, earthquake), liability and other insurance carried in connection with the Property and Improvements, provided, however, if any, insurance is maintained as part of a blanket policy covering the Property and Improvements and other properties, the insurance premium included in this subparagraph shall be the premium fairly allocable to the Property and Improvements; and (iv) operating expenses incurred by Borrower for the management, operation, cleaning, leasing, maintenance and repair of the Property to the extent that such expenses are reasonable in amount and customary for properties similar to this type of property. Permitted Operating Expenses shall not include any interest or principal payments on the Loan or any allowance for depreciation.
"Permitted Transfer" - shall have the meaning ascribed to such term in Section 13.2(b).
"Prohibited Equity Transfer" - shall have the meaning ascribed to such term in that certain Section hereof entitled Equity Transfers.
"Prohibited Property Transfer" - shall have the meaning ascribed to such term in that certain Section hereof entitled Property Transfers.
"Property" - shall have the meaning ascribed to such term in the Recitals above.
"Property Management Agreement" - means that certain Apartment Management Agreement dated of even date herewith by and between Borrower and American Management Services West, LLC, including all additions, changes and other amendments thereto made in accordance with this Agreement.
"Related Indebtedness" - shall have the meaning ascribed to such term in that certain Section hereof entitled Interest Provisions.

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"Rent Roll" - means the rent roll relating to any Leases and delivered to Lender which contains basic rent roll information as reasonably approved by Lender, including, without limitation, name of tenant, date of Lease, monthly or other periodic rent amount, amount of security deposit, Lease expiration date, option periods (if any), and other matters reasonably requested by Lender.
"Restricted Account" - means a demand deposit account to be established with Lender, in the name of Borrower or Borrower's designee for the benefit of Lender, or such other name as Lender may direct in writing, in to which income and proceeds generated or otherwise received from the Property shall be deposited by Borrower if required by the Loan Documents.
"Security Instrument" - means that certain Purchase Money Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated of even date herewith, executed by Borrower, in favor of TRSTE, Inc., as Trustee, for the benefit of Lender, as Beneficiary, as hereafter amended, supplemented, replaced or modified.
"Swap Agreement" - means a "swap agreement" as defined in Section 101 of the Bankruptcy Code, entered into by Borrower and Lender (or with another financial institution which is reasonably acceptable to Lender), together with all modifications, extensions, renewals and replacements thereof.
"Tax Impound" - shall have the meaning ascribed to such term in that certain Section hereof entitled Tax Impound.
"Tax Impound Account" - means a subaccount of the Restricted Account established and maintained by Lender into which the Tax Impound is to be deposited.
"Taxes" - shall have the meaning ascribed to such term in that certain Section hereof entitled Tax Impound.
"Title Policy" - means the ALTA form Loan Policy issued by First American Title Insurance Company.
"Transfer" - means any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law or otherwise.
"Trigger Event" - means the occurrence of a Default which continues beyond the expiration of any applicable notice and cure period.
"UCC" - means the Uniform Commercial Code in effect from time to time in the state where Borrower is organized and where the Property is located, as applicable, as now or hereafter amended or modified.
"Work" - means any work performed and to be paid from the disbursement from the applicable Impounds.
ARTICLE 2 LOAN

2.1
LOAN. Subject to the terms of this Agreement, on the Effective Date Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the principal sum of Thirty-Four Million Three Hundred Thousand and No/100 Dollars ($34,300,000.00); said sum to be evidenced by the Note. Amounts disbursed to or on behalf of Borrower pursuant to the Note shall be used to finance and/

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or refinance the acquisition of the Property and Improvements and for such other purposes and uses as may be permitted under this Agreement and the other Loan Documents, as described below. The Loan is not a revolving credit line, and no payments or credits shall increase the maximum amount of advances available from the Loan.

2.2
GRANT OF SECURITY INTEREST IN REAL PROPERTY. The Note shall be secured, in part, by the Security Instrument, of even date herewith, encumbering certain real property and improvements as described therein.

2.3
GRANT OF SECURITY INTEREST; APPLICATION OF FUNDS. As security for payment of the Loan and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower, as Debtor, hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower's right, title and interest in and to all Impounds, the Restricted Account and the subaccounts created thereunder. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any of the Impounds, the Restricted Account or the subaccounts created thereunder, or permit any lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements to be filed thereon, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of a Default, Lender may apply all or any part of the Restricted Account and/or Impounds against the amounts outstanding under the Loan in any order and in any manner as Lender shall elect in Lender's sole discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the liens and security interests securing the Loan or exercise its other rights under the Loan Documents. The Restricted Account and Impounds shall not constitute trust funds and may be commingled with other monies held by Lender. Upon full and final payment of Borrower's obligations under the Loan Documents, all remaining funds held in the Restricted Account, all remaining Impounds and all proceeds held by Lender under Section 5.4(b) of the Security Instrument shall, upon Borrower's prior written request, either (a) be disbursed to Borrower within ten (10) Business Days or (b) credited to Borrower on the settlement statement for a sale or refinancing of the Property.

2.4
ADDITIONAL SECURITY INTEREST. Borrower hereby grants and assigns to Lender a security interest, to secure payment and performance of all obligations, in all of Borrower's right, title and interest, now or hereafter acquired, to the payment of money from Lender to Borrower under any Swap Agreement at any time entered into between Borrower and Lender in connection with the Loan.

2.5	LOAN FEE. Borrower shall pay to Lender, at Loan closing, a non-refundable (even if the loan amount changes) loan fee in the amount of $137,200.00.

2.6
LOAN DOCUMENTS. Borrower shall deliver to Lender concurrently with this Agreement each of the documents, each properly executed and in recordable form, as applicable, described in Exhibit B as Loan Documents, together with those documents described in Exhibit B as Other Related Documents.

2.7	MATURITY DATE. On the Maturity Date all sums due and owing under this Agreement and the other Loan Documents shall be repaid in full.

2.8
FULL REPAYMENT AND RECONVEYANCE, SATISFACTION OR RELEASE. Upon receipt of all sums owing and outstanding under the Loan Documents, Lender shall reconvey, satisfy or release the Property and Improvements from the lien of the Security Instrument and terminate any assignment of leases and rents or UCC-financing statements; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such reconveyance, satisfaction or release: (a) Lender shall have received all escrow, closing and recording costs, the costs of preparing

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and delivering such reconveyance, satisfaction or release and any sums then due and payable under the Loan Documents, including, without limitation, any swap breakage costs, if applicable, and any other costs set forth in the Note; and (b) Lender shall have received a written release satisfactory to Lender of any set aside letter, letter of credit or other form of undertaking which Lender has issued to any surety, governmental agency or any other party in connection with the Loan and/or the Property. Lender's obligation to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such reconveyance, satisfaction or release, and any commitment of Lender to lend any undisbursed portion of the Loan shall be cancelled. Any repayment shall be without prejudice to Borrower's obligations under any Swap Agreement between Borrower and Lender, which shall remain in full force and effect subject to the terms of such Swap Agreement (including provisions that may require a reduction, modification or early termination of a swap transaction, in whole or in part, in the event of such repayment, and may require Borrower to pay any fees or other amounts for such reduction, modification or early termination), and no such fees or amounts shall be deemed a penalty hereunder or otherwise.

2.9
OPTION TO EXTEND. Borrower shall have the option to extend ("Option to Extend") the term of the Loan from the Original Maturity Date to the Extended Maturity Date, upon satisfaction of each and every one of the following conditions precedent:

(a)
Borrower shall provide Lender with written notice of Borrower's request to exercise the Option to Extend, in the form attached hereto as Exhibit C, not less than thirty (30) days nor more than ninety (90) days prior to the Original Maturity Date.

(b)
As of the date of Borrower's delivery of notice of request to exercise the Option to Extend, and as of the Original Maturity Date, no Default shall have occurred and be continuing, and no event or condition which, with the giving of notice or the passage of time or both, would constitute a Default shall have occurred and be continuing, and Borrower shall so certify in writing.

(c)	Borrower shall execute or cause the execution of all documents reasonably required by Lender to exercise the Option to Extend.

(d)
At Borrower's sole cost and expense, the issuance by First American Title Insurance Company, and Lender's receipt, of any endorsements to the Title Policy deemed necessary by Lender, insuring the priority and validity of the Security Instrument as modified by this Agreement as a first and valid lien upon the Property subject only to such exceptions as have been approved by Lender in writing (Lender being deemed to have approved all exceptions contained in the Title Policy).

(e)	On the Original Maturity Date, Borrower shall pay to Lender an extension fee in the amount of 0.10% of the unpaid principal balance of the Loan, as determined on the Original Maturity Date.

(f)
If requested by Lender, Borrower has delivered to Lender a written "as is" appraisal prepared in conformance with the requirements of the Comptroller of the Currency confirming to the satisfaction of Lender that the total commitment amount of the Loan (whether disbursed or undisbursed) as a percentage of the fair market value of the Property (after adjustment for senior liens and regular and special tax assessments) as of the Original Maturity Date does not exceed sixty percent (60%) ("Loan-to-Value Percentage"); provided, however, in the event such fair market value is not adequate to meet the required Loan-to-Value Percentage, then Borrower may pay down the outstanding principal balance of the Loan such that said Loan-to-Value Percentage may be met. The valuation date of such appraisal shall be no more than sixty (60) days before the Original Maturity Date. Any principal balance reduction may not be re-borrowed.

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ARTICLE 3 DISBURSEMENT

3.1
CONDITIONS PRECEDENT. Lender's obligation to make the disbursement or take any other action under the Loan Documents shall be subject at all times to satisfaction of each and every one of the following conditions precedent, unless waived in writing by Lender:

(a)
Receipt and approval by Lender of an executed original of this Agreement, each of the Loan Documents, the Other Related Documents and any and all other documents, instruments, policies and forms of evidence or other materials which are required pursuant to this Agreement or any of the other Loan Documents or as otherwise required by Lender, each in form and content acceptable to Lender.

(b)
Lender shall have received and approved the following: (i) if requested by Lender, a soils report for the Property and Improvements; (ii) an environmental site assessment with respect to the presence, if any, of Hazardous Materials on the Property and Improvements; (iii) copies of all certificates of occupancy for the Property; (iv) a copy of the standard form Lease; (v) copies of any initial study, negative declaration, mitigated negative declaration, environmental impact report, notice of determination or notice of exemption prepared, adopted, certified or filed by or with any governmental agency in connection with the Property and Improvements; (vi) the Initial Appraisal; and (vii) a property condition report for the Property and Improvements.

(c)	Evidence that Borrower is in good standing in its state of formation and in the State of Nevada.

(d)	Evidence that Guarantor is in good standing in its state of formation.

(e)
Borrower has delivered to Lender, at Borrower's expense, an opinion of legal counsel in form and content satisfactory to Lender to the effect that: (a) upon due authorization, execution and recordation or filing as may be specified in the opinion, each of the Loan Documents shall be legal, valid and binding instruments, enforceable against the makers thereof in accordance with their respective terms; (b) Borrower is duly formed and has all requisite authority to enter into the Loan Documents; and (c) as to such other matters, incident to the transactions contemplated hereby, as Lender may reasonably request.

3.2	FUNDS TRANSFER DISBURSEMENTS.

(a)
Borrower hereby authorizes Lender to disburse the proceeds of the Loan made by Lender or its affiliate pursuant to the Loan Documents as requested by an authorized representative of Borrower to any of the accounts designated in Exhibit E attached hereto. Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower's name and accepted by Lender in good faith and in compliance with these transfer instructions, even if not properly authorized by Borrower. Borrower further agrees and acknowledges that Lender may rely solely on any bank routing number or identifying bank account number or name provided by Borrower to effect a wire or funds transfer even if the information provided by Borrower identifies a different bank or account holder than named by Borrower. Lender is not obligated or required in any way to take any actions to detect errors in information provided by Borrower. If Lender takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that, no matter how many times Lender takes these actions, Lender will not in any situation be liable for failing to take or correctly perform these actions in the future, and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between Lender and Borrower. Borrower agrees

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to notify Lender of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after Lender's confirmation to Borrower of such transfer.

(b)
Lender will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. Lender may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization; (ii) require use of a bank unacceptable to Lender or prohibited by government authority; (iii) cause Lender to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Lender to violate any applicable law or regulation.

(c)
Lender shall not be liable to Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower's transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Lender's control, or (iii) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract or (B) Lender or Borrower knew or should have known the likelihood of these damages in any situation. Lender makes no representations or warranties other than those expressly made in this Agreement.

ARTICLE 4 PROPERTY COVENANTS

4.1
ASSESSMENTS AND IMPROVEMENT DISTRICTS. Without Lender's prior written consent, Borrower shall not cause or suffer to become effective or otherwise consent to the formation of any assessment district, improvement district, community facilities district, special district, special improvement district, governmental district or other similar district (any of the foregoing hereinafter referred to as a "District"); nor shall Borrower cause or otherwise consent to the levying of special taxes or assessments against the Property and Improvements by any such District. Borrower shall promptly give notice to Lender of any notification or advice that Borrower may receive from any municipality or other third party of any intent or proposal to include the Property and Improvements in any District or to levy any such special taxes or assessments. Lender shall have the right to file a written objection to the inclusion of all or any part of the Property and Improvements in any District, or to the levy of any such special taxes or assessments, either in its own name or in the name of Borrower, and to appear at, and participate in, any hearing with respect to the formation of any such District or the levy or such special taxes or assessments.

4.2
INSPECTIONS. Lender or its agents shall have the right to enter upon the Property at all reasonable times to inspect the Improvements. Any inspection or review of the Improvements by Lender or its agents is solely to determine whether Borrower is properly discharging its obligations to Lender and may not be relied upon by Borrower or by any third party as a representation or warranty of compliance with this Agreement or any other agreement.

4.3
LIENS. If a claim of lien is recorded which affects the Property or Improvements or a claim of lien is served upon Lender, Borrower shall, within thirty (30) calendar days after such recording or service or within ten (10) calendar days after Lender's demand, whichever occurs first: (a) pay and discharge the claim of lien; (b) effect the release thereof by depositing with the applicable court a surety bond in sufficient form and amount; or (c) provide Lender with other assurances which Lender deems, in its sole discretion, to be satisfactory for the payment of such claim of lien and for the full and continuous protection of Lender from the effect of such lien.

ARTICLE 5 IMPOUNDS

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5.1
TAX IMPOUND. Upon the occurrence of a Trigger Event and on each Due Date thereafter until the Trigger Event is cured in a writing executed by Lender, Borrower shall deposit into the Tax Impound Account (collectively, "Tax Impound") an amount estimated from time to time by Lender, in its sole discretion, to be sufficient to pay the taxes, assessments and other liabilities payable by Borrower with respect to the Property and Improvements under the Loan Documents (collectively, "Taxes") at least forty-five (45) days prior to each date on which Taxes become delinquent ("Delinquency Date"). So long as no Default exists, Lender shall, upon the request of Borrower, disburse to Borrower the Tax Impound funds for the payment of the Taxes which amount shall not exceed the amount due as of the Delinquency Date. Until such time as the Note is paid in full, Borrower shall deliver to Lender, as soon as available, a photocopy of all tax statements received by Borrower from and after the date of this Agreement from the tax authority with respect to the Property and Improvements.

5.2
INSURANCE IMPOUND. Upon the occurrence of a Trigger Event and on each Due Date thereafter until the Trigger Event is cured in a writing executed by Lender, Borrower shall deposit into the Insurance Impound Account (collectively, "Insurance Impound") an amount estimated from time to time by Lender, in its sole discretion, to be sufficient to pay the premiums for insurance required to be maintained by Borrower with respect to the Property and Improvements hereunder ("Insurance Premiums") at least forty-five (45) days prior to the date on which the current such insurance policies expire ("Insurance Expiration Date"). So long as no Default exists, Lender shall, upon the request of Borrower, disburse to Borrower the Insurance Impound funds for the payment of the Insurance Premiums which amount shall not exceed the amount due as of the Insurance Expiration Date. Until such time as the Note is paid in full, Borrower shall deliver to Lender, as soon as available, a photocopy of all insurance statements received by Borrower from and after the date of this Agreement from insurance companies with respect to the Property and Improvements.

5.3
GENERAL. Borrower shall have no right or ability to affect withdrawals from the Restricted Account or the subaccounts created thereunder, except in accordance with the provisions of this Agreement, and shall have no right to exercise dominion or control over the Restricted Account or the subaccounts created thereunder. All deposits required to be made by Borrower under this Article, are herein collectively called "Impounds". For so long as any of the Impounds required under this Article are in effect and if Lender reasonably determines that any of the Impounds were not estimated properly and a deficiency exists, Lender shall notify Borrower of such deficiency and Borrower shall deposit with Lender the amount of such deficiency not more than ten (10) days after Borrower's receipt of such notice. Lender shall have the right to enter upon the Property at all reasonable times and upon at least one (1) Business Day's advance notice to Borrower, including without limitation, prior to any disbursement of Impounds, to inspect any Work in process and/or completed for which Impounds are now or hereafter required, but Lender shall not be obligated to supervise or inspect any such Work or to inform Borrower or any third party regarding any aspect of any such Work. Borrower shall pay to Lender all reasonable fees, costs and expenses charged, paid or incurred by Lender from time to time in connection with any request of Borrower for a disbursement of funds from the Impounds. Borrower authorizes Lender to disburse directly to Lender, from the Impounds or from funds to be disbursed to Borrower from the Impounds, such sums as may be necessary, at any time and from time to time, to pay all such fees, costs and expenses, provided Lender gives Borrower advance notice of any such disbursements.

ARTICLE 6 INSURANCE
Borrower shall, while any obligation of Borrower or any Guarantor under any of the Loan Documents remains outstanding, maintain at Borrower's sole expense, with licensed insurers approved by Lender, the following policies of insurance in form and substance satisfactory to Lender:

6.1	TITLE INSURANCE. The Title Policy, together with any endorsements which Lender may require, insuring Lender, in the principal amount of the Loan, of the validity and the priority of the lien of the

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Security Instrument upon the Property and Improvements, subject only to matters approved by Lender in writing.

6.2
PROPERTY INSURANCE. An All Risk/Special Form Property Insurance policy, including without limitation, theft coverage, terrorism coverage and such other coverages and endorsements as Lender may require, insuring Lender against damage to the Property and Improvements in an amount not less than 100% of the full replacement cost of the Property. Such coverage should adequately insure any and all Loan collateral, whether such collateral is onsite, stored offsite or otherwise.

6.3
FLOOD HAZARD INSURANCE. A policy of flood insurance, as deemed necessary by Lender, in an amount required by Lender, but in no event less than the amount sufficient to meet the requirements of applicable law and governmental regulation.

6.4
LIABILITY INSURANCE. A policy of Commercial General Liability insurance on an occurrence basis, with coverages and limits as required by Lender, insuring against liability for injury and/or death to any person and/or damage to any property occurring on the Property and/or in the Improvements. Lender may require that Lender be named as an additional insured on any such policy.

6.5
OTHER COVERAGE. Borrower shall provide to Lender evidence of such other reasonable insurance in such reasonable amounts as Lender may from time to time request against such other insurable hazards which at the time are commonly insured against for property similar to the subject Property located in or around the region in which the subject Property is located. Such coverage requirements may include but are not limited to coverage for earthquake, acts of terrorism, mold, business income, delayed business income, rental loss, sink hole, soft costs, tenant improvement or environmental.

6.6
GENERAL. Borrower shall provide to Lender insurance certificates or other evidence of coverage in form acceptable to Lender, with coverage amounts, deductibles, limits and retentions as required by Lender. All insurance policies shall provide that the coverage shall not be cancelable or materially changed without ten (10) days prior written notice to Lender of any cancellation for nonpayment of premiums, and not less than thirty (30) days prior written notice to Lender of any other cancellation or any modification (including a reduction in coverage), to the extent allowed by applicable law. Lender shall be named under a Lender's Loss Payable Endorsement or a Standard Mortgagee Clause Endorsement (in form acceptable to Lender) on all insurance policies which Borrower actually maintains with respect to the Property. All insurance policies shall be issued and maintained by insurers approved to do business in the state in which the Property is located and must have an A.M. Best Company financial rating and policyholder surplus acceptable to Lender.

ARTICLE 7 REPRESENTATIONS AND WARRANTIES
As a material inducement to Lender's entry into this Agreement, Borrower represents and warrants to Lender as of the Effective Date that:

7.1
AUTHORITY/ENFORCEABILITY. Borrower is in compliance with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers to borrow and own, construct and operate the Property and Improvements as contemplated by the Loan Documents.

7.2	BINDING OBLIGATIONS. Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of Borrower.

7.3
FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has delivered to Lender all of the relevant formation and organizational documents of Borrower, the general partner or managers of Borrower and Guarantor that have been requested by Lender, and all such formation documents

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remain in full force and effect and have not been amended or modified since they were delivered to Lender. Borrower hereby certifies that: (i) the above documents are all of the relevant formation and organizational documents of Borrower and Guarantor; (ii) they remain in full force and effect; and (iii) they have not been amended or modified since they were initially delivered to Lender. Borrower shall immediately provide Lender with copies of any future amendments or modifications of the formation or organizational documents.

7.4
NO VIOLATION. Borrower's execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) violate any governmental requirement applicable to the Property and Improvements or any other statute, law, regulation or ordinance or any order or ruling of any court or governmental entity; (c) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease or other document by which Borrower is or the Property and Improvements is bound or regulated; or (d) violate any statute, law, regulation or ordinance, or any order of any court or governmental entity.

7.5
COMPLIANCE WITH LAWS; USE. Borrower has, and at all times shall have obtained, all permits, licenses, exemptions and approvals necessary to occupy, operate and market the Property and Improvements, and shall maintain material compliance with all governmental requirements applicable to the Property and Improvements and all other applicable statutes, laws, regulations and ordinances necessary for the transaction of its business. The Property is a separate legal parcel lawfully created in full compliance with all subdivision laws and ordinances, and is properly zoned for the stated use of the Property as disclosed to Lender at the time of execution hereof. Borrower shall not initiate or acquiesce to a zoning change of the Property without prior notice to, and prior written consent from, Lender. Furthermore, Borrower shall not allow changes in the stated use of the Property from that disclosed to Lender at the time of execution hereof without prior notice to, and prior written consent from, Lender.

7.6
LITIGATION. Except as disclosed to Lender in writing, there are no claims, actions, suits or proceedings pending, or to Borrower's knowledge, threatened against Borrower or affecting the Property and Improvements.

7.7
FINANCIAL CONDITION. All financial statements and information heretofore and hereafter delivered to Lender by Borrower, including, without limitation, information relating to the financial condition of Borrower, the Property, the Improvements, the partners, joint venturers, managers or members of Borrower, and/or any Guarantors, fairly and accurately represent in all material respects the financial condition of the subject thereof and have been prepared (except as noted therein) in accordance with generally accepted accounting principles consistently applied (or other principals acceptable to Lender). Notwithstanding the foregoing, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Borrower acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

7.8	NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the financial condition of Guarantor since the dates of the latest financial statements furnished to Lender.

7.9	ACCURACY. All reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or security for the Loan or required by the Loan Documents are accurate,

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correct and sufficiently complete in all material respects to give Lender true and accurate knowledge of their subject matter, and do not contain any material misrepresentation or omission.

7.10
AMERICANS WITH DISABILITIES ACT COMPLIANCE. The Improvements are in, and shall be maintained in, material compliance with the requirements and regulations of the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et seq., as amended from time to time. At Lender's written request from time to time, which may not be made more than one (1) time every year if a Default does not then exist, Borrower shall provide Lender with written evidence of such compliance reasonably satisfactory to Lender. Borrower shall be solely responsible for all such ADA costs of compliance and reporting.

7.11
TAX LIABILITY. Borrower has filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments.

7.12
BUSINESS LOAN. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of Borrower.

7.13
SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made herein shall survive the execution of this Agreement, the making of all advances hereunder and the execution and delivery of all other documents and instruments in connection with the Loan, so long as Lender has any commitment to lend to Borrower hereunder and until the Loan has been paid in full.

7.14
FULL FORCE AND EFFECT. The Note and other Loan Documents are in full force and effect pursuant to the terms thereof without any defense, counterclaim, right or claim of set-off; all necessary action to authorize the execution and delivery of this Agreement has been taken.

ARTICLE 8 REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING
SPECIAL PURPOSE ENTITY STATUS

8.1	REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING SPECIAL PURPOSE ENTITY STATUS. Borrower hereby represents, warrants and covenants to Lender, with regard to Borrower, as follows:

(a)
Limited Purpose. The sole purpose to be conducted or promoted by Borrower since its organization is to engage in the following activities: (i) to acquire, own, hold, lease, operate, manage, maintain, develop and improve the Property; (ii) to enter into and perform its obligations under the Loan Documents; and (iii) to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the Property and Improvements to the extent permitted under the Loan Documents.

(b)
Limitations on Debt, Actions. Notwithstanding anything to the contrary in the Loan Documents or in any other document governing the formation, management or operation of Borrower, Borrower shall not (i) guarantee any obligation of any person or entity, including any affiliate, or become obligated for the debts of any other person or entity or hold out its credit as being available to pay the obligations of any other person or entity; (ii) engage, directly or indirectly, in any business other than as required or permitted to be performed under this Section; (iii) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any person or entity, except that Borrower may invest in those investments permitted under the Loan Documents; (iv) buy or hold evidence of indebtedness issued by any other person or entity (other than cash or investment-grade securities); (v) form, acquire or hold any subsidiary (whether corporate, partnership, limited

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liability company or other) or own any equity interest in any other entity; or (vi) own any asset or property other than the Property and incidental personal property necessary for the ownership or operation of the Property.

(c)
Separateness Covenants. In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any affiliate, Borrower represents and warrants that in the conduct of its operations since its organization it has and will continue to observe the following covenants (collectively, the "Separateness Provisions"): (i) maintain books and records and bank accounts separate from those of any other person or entity; (ii) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets; (iii) comply with all organizational formalities necessary to maintain its separate existence; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (v) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other person and not have its assets listed on any financial statement of any other person or entity except that Borrower's assets may be included in a consolidated financial statement of its' affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of Borrower from such affiliate and to indicate that Borrower's assets and credit are not available to satisfy the debts and other obligations of such affiliate or any other person or entity; (vi) prepare and file its own tax returns separate from those of any person or entity to the extent required by applicable law, and pay any taxes required to be paid by applicable law; (vii) allocate and charge fairly and reasonably any common employee or overhead shared with affiliates; (viii) not enter into any transaction with any affiliate, except on an arm's-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties, and pursuant to written, enforceable agreements; (ix) conduct business in its own name, and use separate stationery, invoices and checks bearing its own name; (x) not commingle its assets or funds with those of any other person or entity; (xi) not assume, guarantee or pay the debts or obligations of any other person or entity; (xii) correct any known misunderstanding as to its separate identity; (xiii) not permit any affiliate to guarantee or pay its obligations (other than limited guarantees and indemnities pursuant to the Loan Documents); (xiv) not make loans or advances to any other person or entity; (xv) pay its liabilities and expenses out of and to the extent of its own funds; (xvi) maintain a sufficient number of employees in light of its contemplated business purpose and pay the salaries of its own employees, if any, only from its own funds; (xvii) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require any equity owner to make additional capital contributions to Borrower; and (xviii) cause the managers, officers, employees, agents and other representatives of Borrower to act at all times with respect to Borrower consistently and in furtherance of the foregoing and in the best interests of Borrower.

Failure of Borrower to comply with any of the covenants contained in this Section or any other covenants contained in this Agreement shall not affect the status of Borrower as a separate legal entity.

(d)
SPE Covenants in Borrower Organizational Documents. Borrower covenants and agrees to incorporate the provisions contained in this Section into Borrower's organizational documents and Borrower agrees not to amend, modify or otherwise change its organizational documents with respect to the provisions of this Section.

ARTICLE 9 HAZARDOUS MATERIALS

9.1	SPECIAL REPRESENTATIONS AND WARRANTIES. Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and

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inquiry, Borrower hereby represents and warrants to Borrower's knowledge as of the Effective Date, and in reliance upon those certain reports described on Exhibit D (the "Reports"), as follows:

(a)
Hazardous Materials. Except as previously disclosed to Lender in the Reports, the Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, flammable explosives, asbestos, urea formaldehyde insulation, mold, toxic mold, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances," "wastes," "regulated substances," "industrial solid wastes," or "pollutants or contaminates" under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances and regulations (collectively, the "Hazardous Materials"). "Hazardous Materials" shall not include commercially reasonable amounts of such materials used in the ordinary course of operation of the Property which are used and stored in accordance with all applicable Hazardous Materials Laws (as defined below).

(b)
Hazardous Materials Laws. Except as previously disclosed to Lender in the Reports, the Property is in compliance with all laws, ordinances and regulations relating to Hazardous Materials ("Hazardous Materials Laws"), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, "CERCLA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, as amended 49 U.S.C. Section 1801 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. Section 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Section 136 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; each as now and hereafter amended, and the regulations thereunder, and any other applicable local, state and/or federal laws or regulations that govern (i) the existence, cleanup and/or remedy of contamination on the Property; (ii) the protection of the environment from released, spilled, deposited or otherwise emplaced contamination; (iii) the control of hazardous wastes; or (iv) the use, generation, transport, treatment, removal or recovery of Hazardous Materials, including any and all building materials.

(c)
Hazardous Materials Claims. Except as previously disclosed to Lender in the Reports, there are no claims, actions, proceedings or investigations ("Hazardous Materials Claims") pending or threatened against Borrower, the Property or Improvements by any governmental entity or agency or by any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.

9.2	HAZARDOUS MATERIALS COVENANTS. Borrower agrees as follows:

(a)
No Hazardous Activities. Borrower shall not cause or permit the Property or Improvements to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials in violation of Hazardous Materials Laws.

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(b)	Compliance. Borrower shall comply, and cause the Property, the Improvements and the project tenants to comply, with all Hazardous Materials Laws.

(c)
Notices. Borrower shall promptly notify Lender in writing of: (1) the discovery of any Hazardous Materials on, under or about the Property and Improvements, other than those disclosed in the Reports; (2) any knowledge by Borrower that the Property and Improvements do not comply with any Hazardous Materials Laws; (3) any Hazardous Materials Claims; and (4) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to become contaminated with Hazardous Materials.

(d)
Remedial Action. In response to the presence of any Hazardous Materials on, under or about the Property or Improvements, Borrower shall promptly take, at Borrower's sole expense, all remedial action required by any Hazardous Materials Laws, regulatory agency, governing body or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

9.3
INSPECTION BY LENDER. At reasonable times and upon at least one (1) Business Day's advance notice to Borrower, Lender and its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding) enter and inspect the Property and Improvements for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property and Improvements.

9.4
HAZARDOUS MATERIALS INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES FOR, FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND EXPENSES) WHICH INDEMNITEES MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF (A) THE USE, GENERATION, MANUFACTURE, STORAGE, TREATMENT, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, TRANSPORTATION OR PRESENCE OF ANY HAZARDOUS MATERIALS WHICH ARE FOUND IN, ON, UNDER, ABOUT OR MIGRATING FROM THE PROPERTY; (B) ANY VIOLATION OR CLAIM OF VIOLATION OF ANY HAZARDOUS MATERIALS LAWS WITH RESPECT TO THE PROPERTY; (C) ANY INDEMNITY CLAIM BY A THIRD PARTY AGAINST ONE OR MORE INDEMNITEES IN CONNECTION WITH ANY OF THE FOREGOING; OR (D) THE BREACH OF ANY COVENANTS (OR REPRESENTATIONS AND WARRANTIES) OF BORROWER UNDER THIS INDEMNITY. SUCH INDEMNITY SHALL INCLUDE, WITHOUT LIMITATION: (i) THE COSTS, WHETHER FORESEEABLE OR UNFORESEEABLE, OF ANY REPAIR, CLEANUP OR DETOXIFICATION OF THE PROPERTY, OR THE REMOVAL OR REMEDIATION OF ANY HAZARDOUS MATERIALS (REGARDLESS OF THE MEDIUM) FROM THE PROPERTY, OR THE TAKING OF ANY EMERGENCY ACTION, WHICH IS REQUIRED BY ANY GOVERNMENTAL ENTITY OR IS OTHERWISE NECESSARY TO RENDER THE PROPERTY IN COMPLIANCE WITH ALL HAZARDOUS MATERIALS LAWS AND REGULATIONS; (ii) ALL OTHER DIRECT OR INDIRECT CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY THIRD PARTY TORT CLAIMS OR GOVERNMENTAL CLAIMS, FINES OR PENALTIES AGAINST ANY AND ALL INDEMNITEES); AND (iii) ALL COURT COSTS AND REASONABLE ATTORNEYS' FEES AND EXPENSES PAID OR INCURRED BY ANY AND ALL INDEMNITEES. EACH INDEMNITEE SHALL HAVE THE RIGHT AT ANY TIME TO APPEAR IN, AND TO PARTICIPATE IN AS A PARTY IF IT SO ELECTS, AND BE REPRESENTED BY COUNSEL OF ITS OWN CHOICE IN, ANY ACTION OR PROCEEDING INITIATED IN CONNECTION WITH ANY HAZARDOUS MATERIALS LAWS THAT AFFECT THE PROPERTY. BORROWER SHALL PROMPTLY PAY TO THE APPLICABLE INDEMNITEES UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE SUCH AMOUNT OWED ARISES

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UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. NOTWITHSTANDING THE FOREGOING, BORROWER SHALL NOT BE OBLIGATED TO INDEMNIFY HEREUNDER WITH REGARD TO ANY HAZARDOUS MATERIALS FIRST USED, GENERATED, MANUFACTURED, STORED, TREATED, RELEASED, DISCHARGED OR DISPOSED IN, ON, UNDER OR ABOUT THE PROPERTY BY ANY THIRD PARTY AFTER THE LATEST OF: (I) THE DATE OF FORECLOSURE ON THE SECURITY INSTRUMENT (OR LENDER'S ACCEPTANCE OF A DEED IN LIEU THEREOF); OR (II) THE DATE BORROWER NO LONGER HAS OCCUPANCY, POSSESSION OR CONTROL OF THE PROPERTY; OR (III) THE DATE BORROWER NO LONGER USES OR OPERATES THE PROPERTY; PROVIDED, HOWEVER, NOTWITHSTANDING THE FOREGOING, IF ANY HAZARDOUS MATERIALS ARE DISCOVERED IN, ON UNDER OR ABOUT THE PROPERTY AFTER SUCH APPLICABLE DATE THAT ARE CONSISTENT WITH THE OWNERSHIP, OCCUPANCY, POSSESSION, CONTROL, USE OR OPERATION OF THE PROPERTY WHICH OCCURRED DURING BORROWER'S OWNERSHIP, OCCUPANCY, POSSESSION, CONTROL, USE OR OPERATION OF THE PROPERTY, THEN THERE IS A PRESUMPTION THAT THE USE, GENERATION, MANUFACTURE, STORAGE, DISPOSAL OF, TRANSPORTATION OR PRESENCE OF ANY OF SAID HAZARDOUS MATERIALS IN, ON, UNDER, ABOUT, OR MIGRATING FROM, THE PROPERTY OCCURRED DURING BORROWER'S OWNERSHIP, OCCUPANCY, POSSESSION, CONTROL, USE OR OPERATION OF THE PROPERTY, AND BORROWER SHALL CONTINUE TO BE OBLIGATED TO INDEMNIFY HEREUNDER UNLESS BORROWER OVERCOMES SAID PRESUMPTION WITH THE BURDEN OF PROOF.

9.5
LEGAL EFFECT. The term of the indemnity provided for herein will commence on the Effective Date. Without in any way limiting the above, it is expressly understood that Borrower's duty to defend and indemnify the Indemnitees hereunder shall survive: (1) any judicial or non-judicial foreclosure under the Security Instrument, or transfer of the Property in lieu thereof; (2) the cancellation of the Note and the release, satisfaction or reconveyance or partial release, satisfaction or reconveyance of the Security Instrument; and (3) the satisfaction of all of Borrower's obligations under the Loan Documents until the statute of limitations expires.

ARTICLE 10 COVENANTS OF BORROWER

10.1
EXPENSES. Borrower shall promptly pay Lender upon demand all costs and expenses incurred by Lender in connection with: (a) the administration of this Agreement, the other Loan Documents, Other Related Documents and any other documents required by Lender for the term of the Loan (including in connection with any extension of the Maturity Date); and (b) the enforcement or satisfaction by Lender of any of Borrower's or Guarantor's obligations under this Agreement, the Guaranty, the other Loan Documents or the Other Related Documents. For all purposes of this Agreement, Lender's costs and expenses shall include, without limitation, all appraisal fees (subject to Section 10.8), cost engineering and inspection fees, reasonable legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, recording and filing fees, UCC filing fees and/or UCC vendor fees, flood certification vendor fees, tax service vendor fees, and the cost to Lender of any title insurance premiums, title surveys, mortgage registration taxes (if applicable), release, reconveyance, satisfaction and notary fees. Borrower recognizes and agrees that formal written appraisals of the Property by a licensed independent appraiser may be required by Lender's internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis. If any of the services described above (but excluding on going routine administrative activities) are provided by an employee of Lender or its affiliates, Lender's costs and expenses for such services shall be calculated in accordance with Lender's standard charge for such services.

10.2
ERISA COMPLIANCE. Borrower shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower has occurred, it shall furnish to Lender a written

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statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

10.3
INCOME TO BE APPLIED TO DEBT SERVICE. Subject to Section 10.17, Borrower shall apply all Gross Operating Income from the Property and Improvements first to the payment of Permitted Operating Expenses, second to the payment of accrued interest, and then, to the extent required by Lender during the existence of Default, to outstanding principal on the Loan. To the extent Gross Operating Income exceeds the amounts applied pursuant to the immediate preceding sentence, such excess may be used as the Borrower deems appropriate, including distribution to any partner, venturer, member or equity investor of Borrower.

10.4
MERGER, CONSOLIDATION AND TRANSFER OF ASSETS. Without limiting Borrower's obligations under that certain Article hereof entitled Representations, Warranties and Covenants Regarding Special Purpose Entity Status and that certain Article hereof entitled Due on Sale/Encumbrance, Borrower shall not: (a) merge or consolidate with any other entity; (b) make any substantial change in the nature of Borrower's business or structure; (c) acquire all or substantially all of the assets of any other entity; or (d) sell, lease, assign, encumber, pledge, hypothecate, mortgage or transfer or otherwise dispose of a material part of Borrower's assets, except in the ordinary course of Borrower's business or as otherwise expressly permitted in any of the Loan Documents.

10.5
CHANGE IN STRUCTURE OR MANAGEMENT; SINGLE-ASSET ENTITY. Borrower and its managers that are entities, if any, will (a) preserve their existence, and not make any material change in the nature or manner of their respective business activities, and (b) maintain executive personnel and management at a level of experience and ability equivalent to present executive personnel and management. Except as provided in Article 13, without the prior consent of Lender (which consent shall not be unreasonably withheld, except in the case of dissolution or liquidation): (i) Borrower shall not dissolve or liquidate, or merge or consolidate with or into any other entity, or turn over the management or operation of its property, assets or business to any other person, nor shall any member or partner of Borrower voluntarily or involuntarily sell, transfer, pledge or encumber its membership or partnership interest in Borrower to any other person, including any other member or partner; and (ii) Borrower shall not own or acquire assets other than the Property and other assets incidental to the normal operation of the Property, such as bank accounts relating to the Property, other than as set forth in Article 13. Notwithstanding the foregoing, Permitted Transfers made in accordance with this Agreement are permitted without Lender's consent.

10.6
ADDITIONAL DEBT AND SEPARATE GUARANTY. Without the prior written consent of Lender, Borrower shall not (i) incur any additional indebtedness or other material obligation, other than non-interest bearing ordinary course obligations (i.e., trade payables, accruals, Leases, service contracts, equipment leases and interest rate protection agreements) incurred in connection with Borrower's ordinary course of business; or (ii) directly or indirectly guaranty the obligations of any other person or entity.

10.7
MANAGEMENT OF PROPERTY. Without the prior written consent of Lender, which shall not be unreasonably withheld, Borrower shall not enter into any agreement providing for the management, leasing or operation of the Property or Improvements, except the Property Management Agreement. Borrower shall have the right to replace property managers and leasing agents from time to time with other property managers and leasing agents with entities and on terms reasonably approved by Lender.

10.8
UPDATED APPRAISAL. Lender shall have the right (but not the obligation) at any time, and from time to time, during the term of the Loan, in Lender's discretion, to request and obtain from an appraiser acceptable to Lender, an updated appraisal of the Property, which includes an opinion of

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value and supporting information reasonably acceptable to Lender. If such an appraisal is obtained, Borrower agrees to cooperate with any appraiser, allow access to the Property and Improvements and provide copies of leases, operating statements, plans and any other information reasonably requested by such appraiser. Borrower shall pay to Lender, within thirty (30) days following demand, the reasonable cost of the updated appraisal; provided, however, that Borrower shall not be required to pay for more than one such appraisal in a two (2) calendar year period if a Default does not then exist. Upon Borrower's payment for the updated appraisal and execution of Lender's then standard form of appraisal indemnity agreement, Borrower may obtain a copy of the updated appraisal if a Default does not then exist.

10.9
SUBDIVISION MAPS. Prior to recording any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of the Property ("Subdivision Map"), Borrower shall submit such Subdivision Map to Lender for Lender's review and approval, which approval shall not be unreasonably withheld or delayed. Within ten (10) Business Days after Lender's receipt of such Subdivision Map, Lender shall provide Borrower written notice if Lender disapproves of said Subdivision Map. Lender shall be deemed to have approved the Subdivision Map if such notice is not provided to Borrower within the foregoing ten (10) Business Day period, provided that Borrower's request for Lender's approval refers to this deemed approval provision. Within five (5) Business Days after Lender's request, Borrower shall execute, acknowledge and deliver to Lender such amendments to the Loan Documents as Lender may reasonably require to reflect the change in the legal description of the Property resulting from the recordation of any Subdivision Map. In connection with and promptly after the recordation of any amendment or other modification to the Security Instrument recorded in connection with such amendments, Borrower shall deliver to Lender, at Borrower's sole expense, a title endorsement to the Title Policy in form and substance satisfactory to Lender insuring the continued first priority lien of the Security Instrument. Subject to the execution and delivery by Borrower of any documents required under this Section, Lender shall, if required by applicable law, sign any Subdivision Map approved, or deemed to be approved, by Lender pursuant to this Section.

10.10
FURTHER ASSURANCES. Upon Lender's request and at Borrower's sole cost and expense, Borrower shall, and shall cause any person or entity affiliated with Borrower to, execute, acknowledge and deliver any other instruments, including replacement promissory notes, guaranties or other loan documents, and perform any other acts necessary, desirable or proper, as determined by Lender, to correct clerical errors or omissions in any loan closing documentation, to replace any lost or destroyed loan closing documentation, or to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens and security interests created by the Loan Documents. This obligation shall survive any foreclosure or deed in lieu of foreclosure of the Property.

10.11
ASSIGNMENT. Without the prior written consent of Lender, except as permitted in the Loan Documents, Borrower shall not assign Borrower's interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void. In this regard, Borrower acknowledges that Lender would not make this Loan except in reliance on Borrower's expertise, reputation, prior experience in developing and constructing commercial real property, Lender's knowledge of Borrower, and Lender's understanding that this Agreement is more in the nature of an agreement involving personal services than a standard loan where Lender would rely on security which already exists.

10.12
BROKERS. The fees, commissions and other compensation payable to all brokers, if any, involved in this transaction shall be paid by Borrower at or prior to the disbursement of the initial advance under this Agreement. BORROWER HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS LENDER FOR, FROM AND AGAINST ANY LOSS, DAMAGE, EXPENSE OR CLAIMS OF BROKERS ARISING BY REASON OF THE EXECUTION HEREOF OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING BUT NOT LIMITED TO, ANY

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TRANSACTIONS INVOLVING OR RELATING TO ANY LEASES WITH RESPECT TO THE PROPERTY AND IMPROVEMENTS.

10.13
DERIVATIVE DOCUMENTS. If Borrower purchases from Lender any Swap Agreement at any time in connection with the Loan, Borrower shall, upon receipt from Lender, execute promptly all documents evidencing such transaction, including without limitation, any ISDA Master Agreement, ISDA Schedule and trade confirmation. Borrower may enter into an interest rate swap transaction in connection with the Loan with a counterparty other than Lender, without Lender's approval.

10.14
EXISTENCE. If other than a natural person or persons, Borrower shall preserve and maintain its existence and all of its rights, privileges and franchises; conduct its business in an orderly, efficient, and regular manner; and comply with the requirements of all applicable laws, rules, regulations and orders of a governmental authority.

10.15
TAXES AND OTHER LIABILITIES. Borrower shall pay and discharge when due (and in installments if permitted by the applicable taxing authority as being "current") any and all material indebtedness, obligations, assessments and taxes, both real and personal, owed by or relating to Borrower and Borrower's properties (including federal and state income taxes), except such as Borrower may in good faith contest or as to which a bona fide dispute may arise, provided provision is made to the reasonable satisfaction of Lender for eventual payment thereof in the event that it is found that the same is an obligation of Borrower.

10.16
NOTICE. Borrower shall promptly give notice in writing to Lender of: (a) any litigation pending or threatened against Borrower which is materially adverse to Borrower or the Property; (b) the occurrence of any breach or default in the payment or performance of any obligation owing by Borrower to any person or entity, other than Lender; (c) any change in the name of Borrower, and in the case of a Borrower which is an organization, any change in its identity or organizational structure; (d) any uninsured or partially uninsured loss through fire, theft, liability damage; or (e) any termination or cancellation of any insurance policy which Borrower is required herein to maintain.

10.17
DEBT SERVICE COVERAGE RATIO TEST. On or before August 15 and February 15 each year, Borrower shall provide to Lender written evidence that the Debt Service Coverage Ratio as of the end of the immediately preceding quarter was at least 1.00:1.00 (the "Test"). If the Test is not met, then within twenty (20) days after the end of each calendar month, Borrower shall deposit into the Restricted Account an amount equal to (a) the Gross Operating Income, less (b) the payments on the Note, less (c) the Permitted Operating Expenses, all for the immediately preceding calendar month. If the Test is met for at least two (2) consecutive calendar quarters, then, so long as no Default is in existence, (x) any funds remaining in the Restricted Account pursuant to this Section will be released to Borrower by Lender, and (y) the monthly payments into the Restricted Account required by this Section shall cease. Borrower may, at its option, at any time and from time to time after the Prepayment Lockout Expiration Date (as defined in the Note), prepay portions of the outstanding principal balance of the Loan necessary to satisfy the Test, in which case Borrower shall not be obligated to deposit such amounts in the Restricted Account and any funds remaining in the Restricted Account pursuant to this Section will be released to Borrower by Lender.

10.18
PATRIOT ACT. Borrower is not in violation of the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) nor any other statutes and orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of such act.

ARTICLE 11 FINANCIAL STATEMENTS

11.1	BORROWER FINANCIAL STATEMENTS. Borrower shall deliver to Lender, as soon as available, but in no event later than one hundred twenty (120) days after Borrower's fiscal year end, a current

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financial statement (including, without limitation, an income and expense statement) signed and certified to be true, complete and correct in all material respects, by an authorized officer of Borrower.

11.2
BOOKS AND RECORDS. Borrower shall maintain complete books of account and other records for the Property and Improvements and for disbursement and use of the proceeds of the Loan, Borrower's Funds and the Impounds, and the same shall be available for inspection and copying by Lender upon reasonable prior notice.

11.3
RENT ROLL. Until such time as the Note is paid in full, Borrower shall deliver to Lender no later than forty-five (45) days after and as of the end of each calendar quarter (and upon Lender's request, monthly no later than forty-five (45) days after and as of the end of each calendar month), a Rent Roll signed and certified to be true, complete and correct in all material respects by Borrower, leasing schedules and reports, and/or such other leasing information as Lender shall request with respect to the Property and Improvements, each in form and substance satisfactory to Lender.

11.4
OPERATING STATEMENTS FOR PROPERTY AND IMPROVEMENTS. Until such time as the Note is paid in full, Borrower shall deliver to Lender an unaudited "Operating Statement", signed and certified as true, complete and correct in all material respects by an authorized officer of Borrower which shows in detail the amounts and sources of Gross Operating Income received by or on behalf of Borrower and the amounts and purposes of all operating expenses paid by or on behalf of Borrower with respect to the Property and Improvements for the previous quarter, on each of the following dates: (a) annually no later than ninety (90) days after and as of the end of each fiscal year, showing all revenues and expenses relating to the Property and Improvements for such fiscal year; and (b) quarterly no later than forty-five (45) days after and as of the end of each calendar quarter, showing all revenues and expenses during such quarter and year-to-date.

11.5
OTHER INFORMATION. From time to time, upon Lender's delivery to Borrower of at least ten (10) days prior written notice, such other information with regard to Borrower, any Guarantor, the Property and Improvements, as Lender may reasonably request in writing.

11.6
FORM; WARRANTY. Borrower agrees that all financial statements to be delivered to Lender pursuant to this Section shall: (a) be complete and correct in all material respects; (b) present fairly the financial condition of the party as of the date thereof; (c) disclose all liabilities that are required to be reflected or reserved against; and (d) be prepared in accordance with generally accepted accounting principles, consistently applied. Notwithstanding the foregoing, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Borrower acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports. By Borrower's execution of this Agreement, Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no change in financial condition which would have a material adverse change, nor have any assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement, except as disclosed by Borrower in writing delivered to Lender. Borrower agrees that all rent rolls and other information to be delivered to Lender pursuant to this Section shall not contain any misrepresentation or omission of a material fact.

ARTICLE 12 DEFAULTS AND REMEDIES

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12.1	DEFAULT. The occurrence of any one or more of the following shall constitute an event of default ("Default") under this Agreement, and the other Loan Documents and the Other Related Documents:

(a)
Monetary. Borrower's failure to pay when due any sums payable under the Note or any of the other Loan Documents or Borrower's failure to deposit any Borrower's Funds as and when required under this Agreement and such failure continues uncured for a period of five (5) days after the payment became due; or

(b)
Performance of Obligations. Borrower's failure to perform any other obligation, covenant or condition under this Agreement, the Note or any of the other Loan Documents or the Other Related Documents not specifically referred in this Section 12.1, whether direct or indirect, absolute or contingent, and such failure continues unremedied for a period of thirty (30) days after notice from Lender to Borrower thereof; provided, however, if such cure is not practical within such thirty (30) day period but Borrower has commenced such cure within such thirty (30) day period and is diligently trying to remedy such uncured default, Borrower shall have an additional sixty (60) days within which to attempt to remedy such uncured default; or

(c)
Condemnation; Attachment; Liens. (i) The condemnation, seizure or appropriation of, or occurrence of a casualty with respect to any portion of the Property or Improvements and Borrower does not comply with the provisions of the Loan Documents relating thereto; (ii) the sequestration or attachment of, or any levy or execution upon any of the Property or Improvements, any other collateral provided by Borrower or any other party under any of the Loan Documents or any substantial portion of the other assets of Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed within thirty (30) days; or (iii) the recording of any claim of lien or lien affidavit against the Property or the Improvements or the giving to Borrower of any notice of unpaid claims for work, materials or specifically fabricated items or of a contractual retainage claim relating to the Property or Improvements, and the continuance of such claim of lien for thirty (30) days after such recording or receipt of notice, without discharge, satisfaction, bonding around or provision for payment being made by Borrower in a manner satisfactory to Lender; or

(d)
Representations and Warranties. The failure of any representation or warranty of Borrower or Guarantor in any of the Loan Documents to be true and correct in all material respects when made, and the continuation of such failure for more than thirty (30) days after written notice to Borrower from Lender requesting that Borrower cure such failure; provided that a failure resulting from a change in facts and circumstances after the date hereof that, in and of itself is not a Default, shall not constitute a Default hereunder; or

(e)
Bankruptcy; Insolvency; Dissolution. (i) The filing by Borrower or any Guarantor (the "Specified Persons") of a petition for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing against any of the Specified Persons of an involuntary proceeding under the Bankruptcy Code or other debtor relief law and the failure of any of the Specified Persons to effect a full dismissal of such proceeding within sixty (60) days after the date of filing such proceeding; (iii) a general assignment by any of the Specified Persons for the benefit of creditors; or (iv) any of the Specified Persons applying for, or the appointment of, a receiver, trustee, custodian or liquidator of any of the Specified Persons or any of their respective property; or

(f)
Loss of Priority. The failure at any time of the Security Instrument to be a valid first lien upon the Property or any portion thereof, other than as a result of any release or reconveyance of the Security Instrument with respect to all or any portion of the Property and Improvements pursuant to the terms and conditions of this Agreement; or

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(g)	Default Under Loan Documents. The occurrence of a default under any other Loan Document or any Other Related Document that continues beyond any applicable notice or cure period; or

(h)	Control of Guarantor. If a Hines Affiliate no longer Controls Guarantor because such affiliate was removed for cause, default or breach under Guarantor’s organizational documents; or

(i)
Default Under Swap Agreement; Voluntary Termination. Voluntary termination by Borrower of any Swap Agreement approved by Lender in connection with the Loan, and for which Borrower has not simultaneously provided a new Swap Agreement satisfactory to Lender; the occurrence of a default by Borrower or a termination event with respect to Borrower under any Swap Agreement approved by Lender in connection with the Loan; or

(j)
Money Laundering. The indictment, arraignment, custodial detention or conviction of Borrower, any Guarantor, or any other party to the Loan, on any charge involving money laundering or a predicate crime to money laundering, or the involvement of Borrower, any Guarantor, or any other party to the Loan, in any activity which could result in an indictment, arraignment, custodial detention or conviction on any such charge.

12.2
ACCELERATION UPON DEFAULT; REMEDIES. During a Default, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan Documents immediately due and payable, after which such sums shall, at Lender's option, bear interest at the Default Rate (as defined in the Note). Upon such acceleration, any and all obligations of Lender to fund further disbursements under the Loan shall terminate at Lender's sole option.

12.3
ACCELERATION UPON LOSS OF SECURITY. If at any time the Security Instrument ceases to be a valid first lien upon the Property and Improvements, all sums remaining unpaid and owing to Lender under the Note and the other Loan Documents shall, at Lender's option, be immediately due and payable and Lender's obligation to disburse the remaining portion of the Loan which is then undisbursed, if any, shall terminate.

12.4
DISBURSEMENTS TO THIRD PARTIES. Upon the occurrence of a Default occasioned by Borrower's failure to pay money to a third party as required by this Agreement, Lender may but shall not be obligated to make such payment from the Loan proceeds, other funds of Lender or any amounts in deposit accounts maintained by Borrower with Lender. If such payment is made from proceeds of the Loan, Borrower shall immediately deposit with Lender, upon written demand, an amount equal to such payment. If such payment is made from funds of Lender, Borrower shall immediately repay such funds upon written demand of Lender. In either case, the Default with respect to which any such payment has been made by Lender shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Lender.

12.5	SET OFF. Upon the occurrence of a Default, Lender may set off any and all amounts due by Borrower against any indebtedness or obligation of Lender to Borrower.

12.6
RIGHTS CUMULATIVE; NO WAIVER. All of Lender's rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time, except as otherwise provided in the Loan Documents. Lender's exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition.

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Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.
ARTICLE 13 DUE ON SALE/ENCUMBRANCE

13.1	PROPERTY TRANSFERS.

(a)
Prohibited Property Transfers. Borrower shall not cause or permit any Transfer of all or any part of or any direct legal or beneficial interest in the Property, the Improvements or the Collateral (collectively, a "Prohibited Property Transfer"), including, without limitation, (i) a Lease of all or a material part of the Property for any purpose other than actual occupancy by a tenant; and (ii) the Transfer of all or any part of Borrower's right, title and interest in and to any Lease or lease payments other than as collateral for the Loans.

(b)
Permitted Property Transfers. Notwithstanding the foregoing, none of the following Transfers shall be deemed to be a Prohibited Property Transfer: (i) a Transfer which is expressly permitted under this Agreement; and (ii) a Lease which is permitted under the terms of the Loan Documents.

13.2	EQUITY TRANSFERS.

(a)
Prohibited Equity Transfers. Except in connection with a Permitted Transfer (hereinafter defined) or a replacement of Borrower's Manager pursuant to Section 10.5, Borrower shall not cause or permit any Transfer of any direct or indirect legal or beneficial interest in Borrower (collectively, a "Prohibited Equity Transfer"), including without limitation, (i) if Borrower is a corporation, any merger, consolidation or other Transfer of such corporation's stock or the creation or issuance of new stock in one or a series of transactions; (ii) if Borrower is a limited partnership, limited liability partnership, general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Transfer of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (iii) if Borrower is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Transfer of a non-managing membership interest or the creation or issuance of new non-managing membership interests; or (iv) if Borrower is a trust, any merger, consolidation or other Transfer of any legal or beneficial interest in Borrower or the creation or issuance of new legal or beneficial interests.

(b)
Permitted Equity Transfers. Notwithstanding the foregoing, a Transfer of any direct or indirect interest in Borrower under the following circumstances is a "Permitted Transfer", provided that (i) Borrower provides prompt written notice to Lender of any change in direct ownership of Borrower and (ii) there is no Default at the time of the Transfer of a direct ownership interest in Borrower except a Default that would be cured by the exercise of the Transfer:

(1)    any Transfer of direct or indirect ownership interests in Borrower so long as Control of Borrower remains in Guarantor or a Hines Affiliate.
Borrower shall provide to Lender, within ten (10) days after request, a schedule of the ownership structure of Borrower and Guarantor. Borrower shall pay or reimburse Lender for all reasonable and actual costs and expenses incurred by Lender in connection with a Permitted Transfer, including, without limitation, reasonable attorneys' fees and expenses actually incurred.

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(c)
SPE Status. Nothing contained in this Section shall be construed to permit any Transfer which would result in a breach of any representation, warranty or covenant of Borrower under that certain Article entitled Representations, Warranties and Covenants Regarding Special Purpose Entity Status of the Loan Agreement.

13.3
CERTIFICATES OF OWNERSHIP. Borrower shall deliver to Lender, at any time and from time to time, not more than five (5) days after Lender's written request therefor, a certificate, in form acceptable to Lender, signed and dated by Borrower, listing the names of all persons and entities holding direct or indirect legal or beneficial interests in the Property and Improvements or any Guarantor and the type and amount of each such interest.

ARTICLE 14 MISCELLANEOUS PROVISIONS

14.1
INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES FOR, FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND EXPENSES) WHICH ANY INDEMNITEE MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER'S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; (D) ANY ACT OR OMISSION BY BORROWER, CONSTITUENT PARTNER OR MEMBER OF BORROWER WITH RESPECT TO ANY OF THE PROPERTY OR IMPROVEMENTS; OR (E) ANY ACTION OR OMISSION OF ANY INDEMNITEE IN CONNECTION WITH THE ENFORCEMENT OF ANY OF ITS RIGHTS UNDER THE LOAN DOCUMENTS OR THE OTHER RELATED DOCUMENTS EXCEPT TO THE EXTENT ARISING FORM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE. BORROWER SHALL PROMPTLY PAY TO INDEMNITEES UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE SUCH OBLIGATION ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER'S DUTY AND OBLIGATION TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RECONVEYANCE, RELEASE OR SATISFACTION OR PARTIAL RECONVEYANCE, RELEASE OR SATISFACTION OF THE SECURITY INSTRUMENT OR OTHER LOAN DOCUMENTS.

14.2
NOTICES. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid, except that notice of Default may be sent by certified mail, return receipt requested, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon delivery or refusal; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

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Borrower:	Hines Global REIT II 891 Coronado LLC c/o Hines Interests Limited Partnership 2800 Post Oak Blvd., Suite 4150 Houston, TX 77056 Attention: Sherri Schugart
With a copy to:	Hines Global REIT II 891 Coronado LLC c/o Hines Interests Limited Partnership 2800 Post Oak Blvd., Suite 4150 Houston, TX 77056 Attention: Jason P. Maxwell, Esq.
With a copy to:	Baker Botts L.L.P. 2001 Ross Avenue, 6th Floor Dallas, TX 75201 Attention: Jonathan W. Dunlay
Trustee:	TRSTE, Inc. 201 South Jefferson Street Roanoke, VA 24011 (w/reference to Loan #1015580)
Lender:	Wells Fargo Bank, National Association 1000 Louisiana Street 16th Floor, MAC: T0002-167 Houston, TX 77002-5027 Attention: Loan Administration Loan #1015580 and AU #0002199
With a copy to:	Wells Fargo Bank, National Association Minneapolis Loan Center 608 2nd Ave. S. 11th Floor, MAC: N9303-110 Minneapolis, MN 55402 Attention: Disbursement Administrator (w/reference to Loan #1015580)

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party in the manner set forth hereinabove.

14.3
RELATIONSHIP OF PARTIES. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property or Improvements, except as expressly provided in this Agreement and the other Loan Documents.

14.4
ATTORNEYS' FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding or in connection with any appeal of a lower court decision, then Borrower shall promptly pay to Lender, upon demand, the amount of all reasonable attorneys' fees and expenses and all costs incurred in connection therewith, including all trial and appellate proceedings in any legal action, suit, bankruptcy or other proceeding, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of

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the Note as specified therein. In the event of any legal proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Lender.

14.5
NO WAIVER. No previous waiver and no failure or delay by Lender in acting with respect to the terms of the Note or this Agreement shall constitute a waiver of any breach, default, or failure of condition under the Note, this Agreement or the obligations secured thereby. A waiver of any term of the Note, this Agreement or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver.

14.6
IMMEDIATELY AVAILABLE FUNDS. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be (a) payable only in United States currency in immediately available funds; and (b) received by Lender at the Loan Center address specified in the Note, or at other such places as may be designated in writing by Lender, no later than 12:00 noon Central Time. Any amounts received after such time shall be credited the next Business Day.

14.7
LOAN SALES AND PARTICIPATION; DISCLOSURE OF INFORMATION. Borrower agrees that Lender may elect, at any time, to sell, assign or grant participation in all or any portion of Lender's rights and obligations under the Loan Documents, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities ("Participant"), at Lender's sole discretion. Borrower further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) the Property and Improvements and their operation; (b) any party connected with the Loan (including, without limitation, Borrower, any partner, shareholder, joint venturer, manager or member of Borrower, any constituent partner, shareholder, joint venturer, manager or member of Borrower and any Guarantor); and/or (c) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. In the event of any such sale, assignment or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Borrower further agrees that the Loan Documents shall be sufficient evidence of the obligations of Borrower to each purchaser, assignee, or participant, and upon written request by Lender, Borrower shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation. The indemnity obligations of Borrower under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, any lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such lender from its obligations thereunder.
On or prior to the date on which an entity becomes a "Lender" under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), the new Lender shall deliver to Borrower an executed copy of (i) IRS Form W-9 certifying that such Lender is a U.S. person that is exempt from U.S. federal backup withholding tax and FATCA reporting or (ii) IRS Form W-8BEN-E certifying that such Lender is a foreign person that is exempt from U.S. withholding tax and, as applicable, FATCA withholding with respect to all payments pursuant to the Loan Documents.

14.8
CAPITAL ADEQUACY. If Lender or any Participant in the Loan, or either of them, determines that compliance with any law or regulation or with any guideline or request from any central bank or other governmental agency (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Lender or such Participant, or any corporation controlling Lender or such Participant, as a consequence of, or with reference to, Lender's or such

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Participant's or such corporation's commitments or its making or maintaining advances below the rate which Lender or such Participant or such corporation controlling Lender could have achieved but for such compliance (taking into account the policies of Lender or such Participant or corporation with regard to capital), then Borrower shall, from time to time, within thirty (30) calendar days after written demand by Lender or such Participant, pay to Lender or such Participant additional amounts sufficient to compensate Lender or such Participant or such corporation controlling Lender to the extent that Lender determines such increase in capital is allocable to Lender's obligations hereunder; provided Borrower is treated similarly to all other similarly situated borrowers. A certificate as to such amounts, submitted to Borrower by Lender or such Participant, shall be conclusive and binding for all purposes, absent manifest error.

14.9
WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE STATE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

14.10
SEVERABILITY. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from this Agreement and the other Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal or unenforceable provision had never been a part of this Agreement and the other Loan Documents; provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectability therefore, are declared to be or become invalid, illegal or unenforceable, Lender's obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

14.11
HEIRS, SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided under the terms and conditions herein, the terms of the Loan Documents shall bind and inure to the benefit of the heirs, executors, administrators, nominees, successors and assigns of the parties hereto.

14.12
ATTORNEY-IN-FACT. Borrower hereby irrevocably appoints and authorizes Lender as Borrower's attorney-in-fact, which agency is coupled with an interest, and as such attorney-in-fact Lender may, without the obligation to do so, execute and/or record in Lender's or Borrower's name any notices, instruments or documents that Lender reasonably deems appropriate to protect Lender's interest under any of the Loan Documents if, after Lender's request, Borrower fails to do so.

14.13
TAX SERVICE. Lender is authorized to obtain, at Borrower's expense, a tax service contract with a third party vendor which shall provide tax information on the Property and Improvements satisfactory to Lender, to be paid on the Effective Date.

14.14	TIME. Time is of the essence of each and every term herein.

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14.15
GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by, and construed and enforced in accordance with, the laws of Texas without regard to any conflicts of law principles, except to the extent preempted by federal laws. Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents consent to the jurisdiction of any federal or state court within Texas having proper venue and also consent to service of process by any means authorized by Texas or federal law.

14.16
USA PATRIOT ACT NOTICE; COMPLIANCE. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an "account" with such financial institution. Consequently, Lender may from time-to-time request, and Borrower shall provide to Lender, Borrower's name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law. An "account" for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit and/or other financial services product.

14.17	JOINT AND SEVERAL LIABILITY. The liability of all persons and entities obligated in any manner hereunder and under any of the Loan Documents shall be joint and several.

14.18
FORM OF DOCUMENTS. The form and substance of all documents, instruments and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender's approval, which shall not be unreasonably withheld, and shall not be modified, superseded or terminated in any respect without Lender's prior written approval, which shall not be unreasonably withheld.

14.19	NO THIRD PARTIES BENEFITED. No person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.

14.20
ACTIONS. Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or Borrower under the Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property, the Improvements or the Loan Documents and Borrower shall immediately reimburse Lender upon demand for all such expenses so incurred or paid by Lender, including, without limitation, reasonable attorneys' fees, expenses and court costs.

14.21
LENDER'S CONSENT. Wherever in this Agreement there is a requirement for Lender's consent and/or a document to be provided or an action taken "to the satisfaction of Lender", it is understood by such phrase that, except as expressly modified herein, Lender shall exercise its consent, right or judgment in a reasonable manner given the specific facts and circumstance applicable at the time.

14.22
HEADINGS. All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

14.23
ELECTRONIC TRANSMISSION OF DATA. Lender and Borrower agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet. This data may be transmitted to, received from or circulated among agents and representatives of Borrower and/or Lender and their affiliates and other persons involved with the subject matter of this Agreement. Borrower acknowledges and agrees that (a) there are risks associated with the use of electronic transmission and that Lender does not control the method of transmittal or service providers, (b) Lender has no

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obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such transmission, and (c) BORROWER WILL RELEASE, HOLD HARMLESS AND INDEMNIFY LENDER FOR, FROM AND AGAINST ANY CLAIM, DAMAGE OR LOSS, INCLUDING THAT ARISING IN WHOLE OR PART FROM LENDER'S STRICT LIABILITY OR SOLE, COMPARATIVE OR CONTRIBUTORY NEGLIGENCE, WHICH IS RELATED TO THE ELECTRONIC TRANSMISSION OF DATA.

14.24
COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

14.25
POWERS OF ATTORNEY. The powers of attorney granted by Borrower to Lender in this Agreement shall be unaffected by the disability of the principal so long as any portion of the Loan remains unpaid or unperformed. Lender shall have no obligation to exercise any of the foregoing rights and powers in any event. Borrower acknowledges that this power of attorney forms a part of a contract (this Agreement) and is security for money or for the performance of a valuable act. Lender hereby discloses that it may exercise the foregoing power of attorney for Lender's benefit, and such authority need not be exercised for Borrower's best interest.

14.26
RIGHT OF CONTEST. Borrower may contest in good faith any claim, demand, levy or assessment by any person other than Lender which would constitute a Default if: (a) Borrower pursues the contest diligently, in a manner which Lender determines is not prejudicial to Lender, and does not impair the rights of Lender under any of the Loan Documents; and (b) Borrower deposits with Lender any funds or other forms of assurance which Lender in good faith determines from time to time appropriate to protect Lender from the consequences of the contest being unsuccessful. Borrower's compliance with this Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

14.27
DELAY OUTSIDE LENDER'S CONTROL. Lender shall not be liable in any way to Borrower or any third party for Lender's failure to perform or delay in performing under the Loan Documents (and Lender may suspend or terminate all or any portion of Lender's obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any Act of God or other cause or event beyond Lender's control.

14.28	DEFINED TERMS. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings attributed to such terms in the Loan Agreement.

14.29
RULES OF CONSTRUCTION. The word "Borrower" as used herein shall include both the named Borrower and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Note and the other Loan Documents. The term "person" as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever. If this Agreement is executed by more than one person, the term "Borrower" shall include all such persons. The word "Lender" as used herein shall include Lender, its successors, assigns and affiliates.

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14.30
USE OF SINGULAR AND PLURAL; GENDER. When the identity of the parties or other circumstances make it appropriate, the singular number includes the plural, and the masculine gender includes the feminine and/or neuter.

14.31	EXHIBITS, SCHEDULES AND RIDERS. All exhibits, schedules, riders and other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

14.32	INCONSISTENCIES. In the event of any inconsistencies between the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall prevail.

14.33
ADVERTISING. In connection with the Loan, Borrower hereby agrees that Wells Fargo & Company and its subsidiaries ("Wells Fargo") may publicly identify details of the Loan in Wells Fargo advertising and public communications of all kinds, including, but not limited to, press releases, direct mail, newspapers, magazines, journals, e-mail, or internet advertising or communications; provided Lender and Wells Fargo may not publically disclose any information about Guarantor until after such information has been publically disclosed in Guarantor's Securities and Exchange Commission filings. Such details may include the name of the Property, the address of the Property, the amount of the Loan, the date of the closing and a description of the size/location of the Property.

14.34
INTEGRATION; INTERPRETATION. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS INSTRUMENT MAY BE AMENDED ONLY BY AN INSTRUMENT IN WRITING EXECUTED BY THE PARTIES HERETO.

14.35	INTEREST PROVISIONS.

(a)
Savings Clause. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Note or the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Lender's exercise of the option to accelerate the maturity of the Note and/or the Related Indebtedness, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of the Note and/or the Related Indebtedness, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Note and/or the Related Indebtedness (or, if the Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term of the Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against the Note and/or any Related

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Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged or received by Lender for the use, forbearance or detention of any debt evidenced by the Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Note and/or the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

(b)
Definitions. As used herein, the term "Maximum Lawful Rate" shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by the Note and the other Loan Documents. As used herein, the term "Charges" shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Lender in connection with the transactions relating to the Note and the other Loan Documents, which are treated as interest under applicable law. As used herein, the term "Related Indebtedness" shall mean any and all debt paid or payable by Borrower to Lender pursuant to the Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Borrower to Lender under the Note.

(c)
Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Note and/or the Related Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

14.36
WAIVER OF CONSUMER RIGHTS. BORROWER HEREBY WAIVES BORROWER'S RIGHTS UNDER THE PROVISIONS OF CHAPTER 17, SUBCHAPTER E, SECTION 17.41 THROUGH 17.63 INCLUSIVE OF THE TEXAS BUSINESS AND COMMERCE CODE, GENERALLY KNOWN AS THE "DECEPTIVE TRADE PRACTICES – CONSUMER PROTECTION ACT," A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH

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AN ATTORNEY OF BORROWER'S OWN SELECTION, BORROWER VOLUNTARILY CONSENTS TO THIS WAIVER. IT IS THE INTENT OF LENDER AND BORROWER THAT THE RIGHTS AND REMEDIES WITH RESPECT TO THIS TRANSACTION SHALL BE GOVERNED BY LEGAL PRINCIPLES OTHER THAN THE TEXAS DECEPTIVE TRADE PRACTICES – CONSUMER PROTECTION ACT. THE WAIVER SET FORTH HEREIN SHALL EXPRESSLY SURVIVE THE TERMINATION OF THE REFERENCED TRANSACTION. BORROWER REPRESENTS AND WARRANTS TO LENDER THAT BORROWER (i) IS A BUSINESS CONSUMER, (ii) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE BORROWER TO EVALUATE THE MERITS AND RISKS OF THE SUBJECT TRANSACTION, (iii) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH RESPECT TO THE SUBJECT TRANSACTION, AND (iv) HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL (WHO WAS NOT, DIRECTLY OR INDIRECTLY, IDENTIFIED, SUGGESTED OR SELECTED BY LENDER OR LENDER'S AGENTS) IN CONNECTION WITH THE REFERENCED TRANSACTION.

[Signature Page Follows]

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LOAN NO. 1015580

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the Effective Date.

"LENDER"

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:    /s/ Chris Garza
Name:     Chris Garza
Title:     Senior Vice President

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LOAN NO. 1015580

"BORROWER"

HINES GLOBAL REIT II 891 CORONADO LLC,
a Delaware limited liability company

By:    /s/ Janice E. Walker
Name:     Janice E. Walker
Title:     Authorized Agent

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LOAN NO. 1015580

EXHIBIT A - DESCRIPTION OF PROPERTY

THAT PORTION OF THE SOUTH HALF (S 1/2) OF SECTION 25, TOWNSHIP 22 SOUTH, RANGE 61EAST, M.D.M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:
LOT ONE (1) AS SHOWN BY MAP THEREOF ON FILE IN FILE 119 OF PARCEL MAPS, PAGE 28, RECORDED JUNE 27, 2013 IN BOOK 20130627 AS INSTRUMENT NO. 02509 AND CERTIFICATE OF AMENDMENT RECORDED JULY 25, 2014 IN BOOK 20140725 AS INSTRUMENT NO. 02215, OFFICIAL RECORDS, CLARK COUNTY, NEVADA.

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LOAN NO. 1015580

EXHIBIT B - DOCUMENTS

1.
LOAN DOCUMENTS. The documents listed within this Section 1, inclusive, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are "Loan Documents" for purposes of this Agreement are collectively referred to herein as the Loan Documents.

1.1	This Agreement.

1.2	The promissory note of even date herewith in the original principal amount of the Loan made by Borrower payable to the order of Lender.

1.3
Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated of even date herewith executed by Borrower, as Grantor, in favor of TRSTE, Inc., as Trustee, for the benefit of Lender, as Beneficiary.

1.4	Assignment of Leases and Rents dated of even date herein executed by Borrower to Lender.

1.5	Two Uniform Commercial Code National UCC Financing Statements (Form UCC1) of even date herewith, naming Borrower as Debtor and Lender as Secured Party, one for the state and one for the county.

1.6	Certificate as to authority, organizational documents and incumbency of Borrower certified by a person satisfactory to Lender.

1.7	Certificate as to authority, organizational documents and incumbency of Guarantor certified by a person satisfactory to Lender.

1.8	Consent/Subordination and Recognition Agreement executed by Borrower, Lender and American Management Services West, LLC.

2.	OTHER RELATED DOCUMENTS (WHICH ARE NOT LOAN DOCUMENTS)

2.1	Guaranty executed by Guarantor in favor of Lender.

2.2	Hazardous Materials Indemnity Agreement (Unsecured) dated of even date herewith executed by and between Guarantor, as Indemnitor, and Lender.

2.3	Flood Hazard Notice executed by Borrower.

2.4	Opinion of Borrower's and Guarantor's Legal Counsel executed by Borrower's and Guarantor's legal counsel.

2.5	Transfer Authorizer Designation dated of even date herewith, executed by and between Borrower and Wells Fargo Bank, National Association.

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LOAN NO. 1015580

EXHIBIT C - OPTION TO EXTEND REQUEST LETTER FROM BORROWER

[[NOTE: MUST PRINT ON BORROWER LETTERHEAD]]

DATE

Wells Fargo Bank, National Association
1000 Louisiana Street
16th Floor, MAC: T0002-167
Houston, TX 77002
Attn: Loan Administration

RE: Loan Number 1015580 ("Loan")

Pursuant to the terms of the Loan Agreement dated January 29, 2016 ("Loan Agreement"), Hines Global REIT II 891 Coronado LLC ("Borrower"), hereby exercises Borrower's option to extend the maturity date of the Loan described therein from January 29, 2020 to January 29, 2021. Borrower hereby certifies that there is no default under the loan documents and that no material adverse change has occurred in the financial condition of Borrower or any Guarantor. Borrower further certifies that all conditions precedent to such extension have been satisfied, including, without limitation, the following:

•	Borrower has delivered to Lender the extension fee required by the Loan Agreement.
All capitalized terms used herein, which are not defined herein, shall have the meanings given to them in the Loan Agreement.
HINES GLOBAL REIT II 891 CORONADO LLC

By:
Name:
Title:

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LOAN NO. 1015580

EXHIBIT D - ENVIRONMENTAL REPORTS

That certain Phase I Environmental Site Assessment dated January 7, 2016 prepared by GeoTek, Inc., prepared for Hines Interests LP, Domain Apartments, 891 Coronado Center Drive, Henderson, Nevada, Project No. 12758-LV-ESA.

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LOAN NO. 1015580

EXHIBIT E - DISBURSEMENT INSTRUCTION AGREEMENT

Borrower: HINES GLOBAL REIT II 891 CORONADO LLC
Lender: Wells Fargo Bank, N.A.
Loan: Loan number 1015580 made pursuant to that certain Loan Agreement dated as of January 29, 2016 between Borrower and Lender, as amended from time to time
Effective Date: January 29, 2016

Check applicable box:

X New – This is the first Disbursement Instruction Agreement submitted in connection with the Loan.
☐   Replace Previous Agreement – This is a replacement Disbursement Instruction Agreement. All prior instructions submitted in connection with this Loan are cancelled as of the Effective Date set forth above.

This Agreement must be signed by the Borrower and is used for the following purposes:

(1)	to designate an individual or individuals with authority to request disbursements of Loan proceeds, whether at the time of Loan closing/origination or thereafter;

(2)
to designate an individual or individuals with authority to request disbursements of funds from Restricted Accounts (as defined in the Terms and Conditions attached to this Agreement), if applicable; and

(3)	to provide Lender with specific instructions for wiring or transferring funds on Borrower’s behalf.

Any of the disbursements, wires or transfers described above is referred to herein as a “Disbursement.”

Specific dollar amounts for Disbursements must be provided to Lender at the time of the applicable Disbursement in the form of a signed closing statement, an email instruction or other written communication (each, a “Disbursement Request”) from an applicable Authorized Representative (as defined in the Terms and Conditions attached to this Agreement).

A new Disbursement Instruction Agreement must be completed and signed by the Borrower if (i) all or any portion of a Disbursement is to be transferred to an account or an entity not described in this Agreement or (ii) Borrower wishes to add or remove any Authorized Representatives.

See the Additional Terms and Conditions attached hereto for additional information and for definitions of certain capitalized terms used in this Agreement

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LOAN NO. 1015580

Disbursement of Loan Proceeds at Origination/Closing

Closing Disbursement Authorizers: Lender is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Closing Disbursement Authorizer”) to disburse Loan proceeds on or about the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Closing Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Closing Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):
“N/A”
If there are no restrictions described here, any Closing Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

Permitted Wire Transfers:  Disbursement Requests for the Closing Disbursement(s) to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Lender is authorized to use the wire instructions that have been provided directly to Lender by the Receiving Party or Borrower and attached as the Closing Exhibit. All wire instructions must contain the information specified on the Closing Exhibit.

Names of Receiving Parties for the Closing Disbursement(s) (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Closing Exhibit)
1.
2.
3.

Borrower acknowledges that all of the information in this Agreement is correct and agrees to the terms and conditions set forth herein and in the Additional Terms and Conditions on the following page.

HINES GLOBAL REIT II 891 CORONADO LLC,
a Delaware limited liability company

By:
Name:
Title:

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LOAN NO. 1015580

Additional Terms and Conditions to the Disbursement Instruction Agreement

Definitions. The following capitalized terms shall have the meanings set forth below:

“Authorized Representative” means any or all of the Closing Disbursement Authorizers, Subsequent Disbursement Authorizers and Restricted Account Disbursement Authorizers, as applicable.
“Receiving Bank” means the financial institution where a Receiving Party maintains its account.
“Receiving Party” means the ultimate recipient of funds pursuant to a Disbursement Request.
“Restricted Account” means an account at Wells Fargo Bank, N.A. associated with the Loan to which Borrower’s access is restricted.

Capitalized terms used in these Additional Terms and Conditions to Disbursement Instruction Agreement and not otherwise defined herein shall have the meanings given to such terms in the body of the Agreement.

Disbursement Requests. Lender must receive Disbursement Requests in writing. Verbal requests are not accepted. Disbursement Requests will only be accepted from the applicable Authorized Representatives designated in the Disbursement Instruction Agreement. Disbursement Requests will be processed subject to satisfactory completion of Lender’s customer verification procedures. Lender is only responsible for making a good faith effort to execute each Disbursement Request and may use agents of its choice to execute Disbursement Requests. Funds disbursed pursuant to a Disbursement Request may be transmitted directly to the Receiving Bank, or indirectly to the Receiving Bank through another bank, government agency, or other third party that Lender considers to be reasonable. Lender will, in its sole discretion, determine the funds transfer system and the means by which each Disbursement will be made. Lender may delay or refuse to accept a Disbursement Request if the Disbursement would: (i) violate the terms of this Agreement; (ii) require use of a bank unacceptable to Lender or prohibited by government authority; (iii) cause Lender to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Lender to violate any applicable law or regulation.

Limitation of Liability. Lender shall not be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s requested Disbursements may be made or information received or transmitted, and no such entity shall be deemed an agent of Lender; (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Lender’s control; or (iii) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract or (B) Lender or Borrower knew or should have known the likelihood of these damages in any situation. Lender makes no representations or warranties other than those expressly made in this Agreement. IN NO EVENT WILL LENDER BE LIABLE FOR DAMAGES ARISING DIRECTLY OR INDIRECTLY IF A DISBURSEMENT REQUEST IS EXECUTED BY LENDER IN GOOD FAITH AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Reliance on Information Provided. Lender is authorized to rely on the information provided by Borrower or any Authorized Representative in or in accordance with this Agreement when executing a Disbursement Request until Lender has received a new Agreement signed by Borrower. Borrower agrees to be bound by any Disbursement Request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower’s name and accepted by Lender in good faith and in compliance with this Agreement, even if not properly authorized by Borrower. Lender may rely solely (i) on the account number of the Receiving Party, rather than the Receiving Party’s name, and (ii) on the bank routing number of the Receiving Bank, rather than the Receiving Bank’s name, in executing a Disbursement Request. Lender is not obligated or required in any way to take any actions to detect errors in information provided by Borrower or an Authorized Representative. If Lender takes any actions in an attempt to detect errors in the transmission or content of transfers or requests or takes any actions in an attempt to detect unauthorized Disbursement Requests, Borrower agrees that, no matter how many times Lender takes these actions, Lender will not in any situation be liable for failing to take or correctly perform these actions in the future, and such actions shall not become any part of the Disbursement procedures authorized herein, in the Loan Documents, or in any agreement between Lender and Borrower.

International Disbursements. A Disbursement Request expressed in US Dollars will be sent in US Dollars, even if the Receiving Party or Receiving Bank is located outside the United States. Lender will not execute Disbursement Requests expressed in foreign currency unless permitted by the Loan Agreement.

Errors. Borrower agrees to notify Lender of any errors in the Disbursement of any funds or of any unauthorized or improperly authorized Disbursement Requests within fourteen (14) days after Lender’s confirmation to Borrower of such Disbursement. If Lender is notified that it did not disburse the full amount requested in a Disbursement Request, Lender’s sole liability will be to promptly disburse the amount of the stated deficiency. If Lender disburses an amount in excess of the amount requested in a Disbursement Request, Lender will only be liable for such excess amount to the extent that Borrower does not receive the benefit of such amount.

Finality of Disbursement Requests. Disbursement Requests will be final and will not be subject to stop payment or recall; provided that Lender may, at Borrower’s request, make an effort to effect a stop payment or recall but will incur no liability whatsoever for its failure or inability to do so.

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LOAN NO. 1015580

CLOSING EXHIBIT
WIRE INSTRUCTIONS

All wire instructions must contain the following information:

•	Transfer/Deposit Funds to (Receiving Party Account Name)

•	Receiving Party Deposit Account Number

•	Receiving Party Address (City and Country, at a minimum)*

•	Receiving Bank Name, City and State

•	Receiving Bank Routing (ABA) Number

•	Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

* The Receiving Party's Address must be provided for international/cross-border wire transfers. International/cross-border wire transfers are defined as: funds transfers that originate outside the U.S. and are destined for a Receiving Party in the U.S.; those that originate in the U.S. and are destined for a Receiving Party outside the U.S.; as well as those that originate outside the U.S. and are destined for a Receiving Party outside the U.S.

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